Exhibit 11.1

                        CARDIOVASCULAR DIAGNOSTICS, INC.
                        Computation of Earnings Per Share
                                   (Unaudited)

                                                     Three Months Ended                 Nine months ended
                                              September 30,     September 30,    September 30,     September 30,
                                                  1997              1996             1997               1996
                                              -----------       -----------       -----------       -----------
Net loss                                      ($1,448,844)      ($1,311,454)      ($2,874,008)      ($3,749,452)
                                              ===========       ===========       ===========       ===========

Weighted average number of
    shares outstanding                          6,733,452         6,570,287         6,725,959         6,555,948
                                              -----------       -----------       -----------       -----------

Loss per share                                ($     0.22)      ($     0.20)      ($     0.43)      ($     0.57)
                                              ===========       ===========       ===========       ===========


Net loss                                      ($1,448,844)      ($1,311,454)      ($2,874,008)      ($3,749,452)

Weighted average shares:

   Common shares outstanding                    6,733,452         6,570,287         6,725,959         6,555,948

Dilutive effect stock options & warrants               --                --                --                --
                                              -----------       -----------       -----------       -----------

Total shares                                    6,733,452         6,570,287         6,725,959         6,555,948

Diluted loss per share                        ($     0.22)      ($     0.20)      ($     0.43)      ($     0.57)
                                              ===========       ===========       ===========       ===========